UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2017

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (972) 272-3571

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors elected Mr. Gerald Tobey, 63, as a director to the board.

Mr. Gerald Tobey is a retired industry executive with a broad base of experience in management, business development/creation, and program management.

Mr. Tobey was a Vice President of Business Development at Raytheon Missile Systems Company retiring in 2016 following a 38 year career in the defense, aerospace, and civil security sectors.  He also served as Vice President of International Business Development for both Raytheon's Missile Systems and Network Centric Systems businesses.  Until 1997, when Texas Instruments' Defense Systems and Electronics Group was acquired by Raytheon, Mr. Tobey served as that company's Vice President of International Business Development and Managing Director of Texas Instruments UK, Ltd. (a wholly owned TI subsidiary).  During Mr. Tobey's career, he has served in various business creation and capture, strategy, program and manufacturing management positions both in the U.S. and abroad.  Mr. Tobey holds a Bachelor of Science and a Masters of Business Administration degree from Utah State University.  He is a graduate of the U.S. Defense Department's Defense Acquisition University, and has completed Executive Study at the Anderson School of Management at UCLA.

Mr. Mark King, Chairman and CEO of Micropac stated:  "We are very excited and privileged to have Mr. Tobey join our board.  His broad industry experience and business knowledge, particularly in regard to business creation and strategy, will serve Micropac well."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPAC INDUSTRIES, INC.

(Registrant)

Dated 06/01/2017	/s/ Mark King
Mark King
Chief Executive Officer